Exhibit 99.1

Letter of Transmittal
To Tender Shares of
BlackRock Enhanced Government Fund, Inc.
Pursuant to the Repurchase Offer Statement
November 24, 2006

ALL REPURCHASE REQUESTS MUST BE RECEIVED IN PROPER FORM ON OR
BEFORE 5:00 P.M., EASTERN TIME, ON DECEMBER 15, 2006.

The Depositary Agent for the Offer is:

The Bank of New York

Telephone: (800) 507-9357

By Overnight Courier / Hand: The Bank of New York Reorganization Services 101 Barclay Street Receive and Deliver Window Street Level New York, NY 10286	By Mail: The Bank of New York Reorganization Services BlackRock Enhanced Government Fund, Inc. P.O. Box 11248 New York, NY 10286-1248

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Stockholder(s) (Please fill in, if blank, exactly as name(s) appear(s) on Share Certificate(s))	Share Certificate(s) and Share(s) Tendered (Attach additional list, if necessary)
	Share Certificate Number(s)*	Total Number of Shares Evidenced By Share Certificate(s)*	Number of Shares Tendered**

Total Shares
  *  Need not be completed by stockholders delivering Shares by book-entry transfer.

** Unless otherwise indicated, it will be assumed that all Shares evidenced by each Share Certificate delivered to the Depositary Agent are being tendered hereby. See Instruction 4.

        This Letter of Transmittal is to be completed by stockholders of BlackRock Enhanced Government Fund, Inc. (the “Purchaser”) if certificates evidencing Shares (as defined below) are to be forwarded herewith.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET
FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ
CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        The undersigned hereby tenders the above-described shares of common stock (“Shares”) of BlackRock Enhanced Government Fund, Inc., pursuant to the Purchaser’s offer to repurchase Shares at the net asset value per share on December 29, 2006 (“Repurchase Pricing Date”) subject to a repurchase fee described in the Repurchase Offer (as defined below), net to the seller in cash, upon the terms and subject to all of the conditions set forth in the Repurchase Offer Statement, dated November 24, 2006 (the “Repurchase Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, together with the Repurchase Offer and any amendments or supplements hereto or thereto, collectively constitute the “Offer”).

        Upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms of any such extension or amendment), and subject to, and effective upon, acceptance for payment of Shares tendered herewith, in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of Purchaser all right, title and interest in and to all Shares that are being tendered hereby and all dividends, distributions (including, without limitation, distributions of additional Shares) and rights declared, paid or distributed in respect of such Shares on or after December 29, 2006 (collectively, “Distributions”) and irrevocably appoints the Depositary Agent the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver Share Certificates evidencing such Shares (and all Distributions), together with all accompanying evidences of transfer and authenticity, to or upon the order of Purchaser, (ii) present such Shares (and all Distributions) for transfer on the books of the Company and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and all Distributions), all in accordance with the terms of the Offer.

        By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints Depositary Agent and Purchaser and each of them, as the attorneys and proxies of the undersigned, each with full power of substitution, to vote in such manner as each such attorney and proxy or his substitute shall, in his sole discretion, deem proper and otherwise act (by written consent or otherwise) with respect to all Shares tendered hereby which have been accepted for payment by Purchaser prior to the time of such vote or other action and all Shares and other securities issued in Distributions in respect of such Shares, which the undersigned is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise. This proxy and power of attorney is coupled with an interest in Shares tendered here by, is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of such Shares by Purchaser in accordance with other terms of the Offer. Such acceptance for payment shall revoke all other proxies and powers of attorney granted by the undersigned at any time with respect to such Shares (and all Shares and other securities issued in Distributions in respect of such Shares), and no subsequent proxies, powers of attorney, consents or revocations may be given by the undersigned with respect thereto (and if given will not be deemed effective). The undersigned understands that, in order for Shares or Distributions to be deemed validly tendered, immediately upon Purchaser's acceptance of such Shares for payment, Purchaser must be able to exercise full voting and other rights with respect to such Shares (and any and all Distributions), including, without limitation, voting at any meeting of the Company's stockholders then scheduled.

       The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer Shares tendered hereby and all Distributions, that when such Shares are accepted for payment by Purchaser, Purchaser will acquire good, marketable and unencumbered title thereto

2

and to all Distributions, free and clear of all liens, restriction, charges and encumbrances, and that none of such Shares and Distributions will be subject to any adverse claim. The undersigned, upon request, shall execute and deliver all additional documents deemed by the Depositary Agent or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of Shares tendered hereby and all Distributions. In addition, the undersigned shall remit and transfer promptly to the Depositary Agent for the account of Purchaser all Distributions in respect of Shares tendered hereby, accompanied by appropriate documentation of transfer, and pending such remittance and transfer or appropriate assurance thereof, Purchaser shall be entitled to all rights and privileges as owner of each such Distribution and may withhold the entire purchase price of Shares tendered hereby, or deduct from such purchase price, the amount or value of such Distribution a s determined by Purchaser in its sole discretion.

        No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Repurchase Offer Statement, this tender is irrevocable.

        The undersigned understands that the valid tender of Shares pursuant to any one of the procedures described in the Repurchase Offer and in the Instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Offer. Purchaser’s acceptance of such Shares for payment will constitute a binding agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the Offer (and, if the Offer is extended or amended, the terms or conditions of any such extension or amendment).

        Unless otherwise indicated below in the box entitled “Special Payment Instructions,” please issue the check for the purchase price of all Shares purchased and return all Share Certificates evidencing Shares not tendered or not accepted for payment in the name(s) of the registered stockholder(s) appearing above under “Description of Shares Tendered.” Similarly, unless otherwise indicated below in the box entitled “Special Delivery Instructions,” please mail the check for the purchase price of all Shares purchased and return all Share Certificates evidencing Shares not tendered or not accepted for payment (and accompanying documents, as appropriate) to the address(s) of the registered stockholder(s) appearing above under “Description of Shares Tendered” on the reverse hereof. In the event that the boxes below entitled “Special Payment Instructions” and “Special Delivery Instructions” are both completed, please issue the check for the purchase price of all Shares purchased and return all Share Certificates evidencing Shares not tendered or not accepted for payment in the name(s) of, and deliver such check and return such Share Certificates (and any accompanying documents, as appropriate) to, the person(s) so indicated. Unless otherwise indicated below in the box entitled “Special Payment Instructions,” the undersigned recognizes that Purchaser has no obligation, pursuant to the Special Payment Instructions, to transfer any Shares from the name of the registered stockholder(s) thereof if Purchaser does not accept for payment any Shares tendered hereby.

3

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 5, 6 and 7)

        To be completed ONLY if the check for the purchase price of Shares and Share Certificates evidencing Shares not tendered or not purchased are to be issued in the name of someone other than the undersigned.

Issue Check and Share Certificate(s) to:

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 5, 6 and 7)

        To be completed ONLY if the check for the purchase price of Shares purchased and Share Certificates evidencing Shares not tendered or not purchased are to be mailed to someone other than the undersigned, or the undersigned at an address other than that shown under “Description of Shares Tendered.”

Mail Check and Share Certificate(s) to:

Name:	Name:
	(Please Print)		(Please Print)
Address:		Address:

(Zip Code) (Tax Identification or Social Security Number) (See Substitute Form W-9 on reverse side)	(Zip Code) (Tax Identification or Social Security Number) (See Substitute Form W-9 on reverse side)

4

IMPORTANT

STOCKHOLDERS,

SIGN HERE:
(Please Complete Substitute Form W-9 Below)

Signature(s) of Stockholder(s)

Dated: _____________, 2006.

(Must be signed by registered Stockholder(s) exactly as name(s) appear(s) on Share Certificates or on a security position listing by person(s) authorized to become registered Stockholder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 5.)

Name(s):
Please Print

Capacity (full title):

Address:
Include Zip Code

Daytime Area Code and Telephone No:

Taxpayer Identification or Social Security No.:
(See Substitute Form W-9 on reverse side)

GUARANTEE OF SIGNATURE(S)
(See Instructions 1 and 5)

FOR USE BY FINANCIAL INSTITUTIONS ONLY.
FINANCIAL INSTITUTIONS: PLACE MEDALLION
GUARANTEE IN SPACE BELOW

####

5

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

        1. Guarantee of Signatures. All signatures on this Letter of Transmittal must be guaranteed by a firm which is a member of the Security Transfer Agent Medallion Signature Program, or by any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing being an “Eligible Institution”) unless (i) this Letter of Transmittal is signed by the registered stockholder(s) of Shares tendered hereby and such stockholder(s) has (have) not completed the box entitled “Special Payment Instructions” or “Special Delivery Instructions” on the reverse hereof or (ii) such Shares are tendered for the account of an Eligible Institution. See Instruction 5.

        2. Delivery of Letter of Transmittal and Share Certificates. This Letter of Transmittal is to be used only if Share Certificates are to be forwarded herewith. Share Certificates evidencing all physically tendered Shares, as well as a properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal, must be received by the Depositary Agent at one of its addresses set forth below prior to the Repurchase Request Deadline (as defined in Section 1 of the Repurchase Offer). If Share Certificates are forwarded to the Depositary Agent in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

        The method of delivery of this Letter of Transmittal, Share Certificates and all other required documents is at the option and risk of the tendering stockholder, and the delivery will be deemed made only when actually received by the Depositary Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

        No alternative, conditional or contingent tenders will be accepted and no fractional Shares will be purchased. By execution of this Letter of Transmittal, all tendering stockholders waive any right to receive any notice of the acceptance of their Shares for payment.

        3. Inadequate Space. If the space provided on the reverse hereof under “Description of Shares Tendered”is inadequate, the Share Certificate numbers, the number of Shares evidenced by such Share Certificates and the number of Shares tendered should be listed on a separate signed schedule and attached hereto.

        4. Partial Tenders. If fewer than all Shares evidenced by any Share Certificate delivered to the Depositary Agent herewith are to be tendered hereby, fill in the number of Shares that are to be tendered in the box entitled “Number of Shares Tendered.” In such cases, new Share Certificate(s) evidencing the remainder of Shares that were evidenced by the Share Certificates delivered to the Depositary Agent herewith will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the box entitled “Special Delivery Instructions” on the reverse hereof, as soon as practicable after the Repurchase Request Deadline or the termination of the Repurchase Offer. All Shares evidenced by Share Certificates delivered to the Depositary Agent will be deemed to have been tendered unless otherwise indicated.

        5. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered stockholder(s) of Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Share Certificates evidencing such Shares without alteration, enlargement or any other change whatsoever.

        If any Shares tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

        If any Shares tendered hereby are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such Shares.

        If this Letter of Transmittal is signed by the registered stockholder(s) of Shares tendered hereby, no endorsements of Share Certificates or separate stock powers are required, unless payment is to be made to, or Share Certificates evidencing Shares not tendered or not accepted for payment are to be issued in the name of, a person other than the registered stockholder(s). If the Letter of Transmittal is signed by a person other than the registered stockholder(s) of the Share Certificate(s) evidencing Shares tendered, the Share Certificate(s) tendered hereby must be endorsed or accompanied by appropriate stock powers, in either case signed exactly

6

as the name(s) of the registered stockholder(s) appear(s) on such Share Certificate(s). Signatures on such Share Certificate(s) and stock powers must be guaranteed by an Eligible Institution.

        If this Letter of Transmittal or any Share Certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Purchaser of such person’s authority so to act must be submitted.

        6. Stock Transfer Taxes. Except as otherwise provided in this Instruction 6, Purchaser will pay all stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price of any Shares purchased is to be made to, or Share Certificate(s) evidencing Shares not tendered or not accepted for payment are to be issued in the name of, any person other than the registered stockholder(s) or if tendered certificates are registered in the name of any person other than the person(s) signing the Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered stockholder(s), or such other person, or otherwise) payable on account of the transfer to such other person will be deducted from the purchase price of such Shares purchased, unless evidence satisfactory to Purchaser of the payment of such taxes, or exemption therefrom, is submitted.

        Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the Share Certificates evidencing Shares tendered hereby.

        7. Special Payment and Delivery Instructions. If a check for the purchase price of any Shares tendered hereby is to be issued in the name of, and/or Share Certificate(s) evidencing Shares not tendered or not accepted for payment are to be issued in the name of and/or returned to, a person other than the person(s) signing this Letter of Transmittal or if such check or any such Share Certificate is to be sent to a person other than the signor of this Letter of Transmittal or to the person(s) signing this Letter of Transmittal but at an address other than that shown in the box entitled “Description of Shares Tendered” on the reverse hereof, the appropriate boxes herein must be completed.

        8. Questions and Requests for Assistance or Additional Copies. Questions and requests for assistance may be directed to the Depositary Agent at the address or telephone number set forth below. Additional copies of the Repurchase Offer Statement, this Letter of Transmittal, and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be obtained from the Depositary Agent.

        9. Important Tax Information. Under Federal income tax law, a stockholder whose tendered Shares are accepted for payment is required by law to provide the Depositary Agent (as payer) with his correct taxpayer identification number, which is accomplished by completing and signing the Substitute Form W-9.

7

PAYER’S NAME: The Bank of New York
SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payers Request for Taxpayer Identification Number (TIN)

Part I Taxpayer Identification Number. For all accounts, enter your taxpayer identification number in the box at right. (For most individuals, Social security number or Form W-9 this is your social security number. If you do not have a number, see “Obtaining a Number” in the Department of the enclosed Guidelines.) Certify by signing and Employer identification Treasury dating below. Note: If the account is in more than number Internal Revenue Service one name, see the chart in the enclosed Guidelines to determine which number to give the payer.

Social security number or Employer identification number (If awaiting TIN write “Applied For”)
Part II For Payees Exempt from Backup Withholding, see the enclosed Guidelines and complete as instructed therein.

Certification:

Under penalties of perjury, I certify that:

(1)	The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2)	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to back-up withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Certificate Instructions: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines.)

SIGNATURE: _____________________________________________________	DATE: ________________________________, 2006

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THIS OFFER. PLEASE REVIEW THE ENCLOSED “GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9” FOR ADDITIONAL DETAILS.

NOTE:	YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING A TAXPAYER IDENTIFICATION NUMBER.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1)I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (2)I intend to mail or deliver an application in the near future. I understand that, if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable cash payments made to me thereafter will be withheld until I provide a taxpayer identification number.

SIGNATURE: _____________________________________________________	DATE: ________________________

8

        The Letter of Transmittal and Share Certificates and any other required documents should be sent or delivered by each stockholder or such stockholder’s broker, dealer, commercial bank, trust company or other nominee to the Depositary Agent at one of its addresses set forth below:

The Depositary Agent for the Offer is:

The Bank of New York

Telephone: (800) 507-9357

By Overnight Courier / Hand:	By Mail:

The Bank of New York	The Bank of New York
Reorganization Services	Reorganization Services
101 Barclay Street	BlackRock Enhanced Government Fund, Inc.
Receive and Deliver Window	P.O. Box 11248
Street Level	New York, NY 10286-1248
New York, NY 10286

Questions or requests for assistance may be directed to the Depositary Agent at its respective address above, and at its telephone number listed below.

Additional copies of the Repurchase Offer Statement and this Letter of Transmittal may be obtained from the Depositary Agent.

A stockholder may also contact brokers, dealers, commercial banks or trust companies for assistance concerning the Offer.

For Information call:
The Bank of New York
(800) 507-9357

9